EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


     The following are the subsidiaries of the Company, for each of which the voting stock is 100% owned by the Company. Each of the following subsidiaries is inactive.

(1)  RSI Holdings of Florida, Inc., incorporated in Florida.

(2)  Sunbelt   Distributors,   Inc.,   incorporated  in  South  Carolina.

(3)  HomeAdd Financial Corporation, incorporated in South Carolina.

(4) HomeAdd Financial Services Corp., a wholly owned subsidiary of HomeAdd Financial Corporation, incorporated in North Carolina.